UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2015 (May 1, 2015)

ZS Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36489	26-3305698
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

508 Wrangler Drive, Suite 100 Coppell, Texas	75019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 700-0240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2015, D. Jeffrey Keyser submitted notice of his resignation as a director of ZS Pharma, Inc. (the “Company”), effective immediately. Dr. Keyser did not resign due to any disagreement with the Company’s operations, policies or practices. Dr. Keyser shall continue to serve as Chief Operating Officer of the Company.

On May 1, 2015, Kim Popovits was appointed as a Class I independent director on the board of directors of the Company.

Ms. Popovits was not elected pursuant to any arrangement or understanding with the Company or any affiliate of the Company. Ms. Popovits will receive compensation for her service as a director in accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Company entered into an indemnification agreement with Ms. Popovits, effective as of May 1, 2015, pursuant to which the Company agreed to indemnify Ms. Popovits for certain claims and liabilities arising from Ms. Popovits’ actions as a director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated May 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZS PHARMA, INC.

Date: May 5, 2015	By:	/s/ Todd Creech
Todd Creech
Chief Financial Officer